Exhibit 99.1

WINTER HAVEN, FL and ATLANTA, GA - July 23, 2021 – SouthState Corporation (NASDAQ: SSB) (“SouthState” or the “Company”) and Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) (“Atlantic Capital”) jointly announced today the signing of a definitive agreement pursuant to which Atlantic Capital will merge with and into SouthState in an all-stock transaction with an aggregate value of approximately $542 million, or $26.43 per share of Atlantic Capital common stock.

Atlantic Capital, based in Atlanta, Georgia, has approximately $3.8 billion in total assets, $3.3 billion in total deposits, and $2.3 billion in total loans as of June 30, 2021, and operates one branch in the Atlanta metro area and one branch in Athens, Georgia. This merger will enhance SouthState’s scale and improve market density in the attractive Atlanta market. SouthState will have top ten deposit market share in the Atlanta MSA, with approximately $5 billion in pro forma deposits. Upon merger completion, the combined company will have pro forma total assets of $44 billion, deposits of $36 billion, gross loans of $26 billion, and a market capitalization of approximately $5.7 billion.

"We are pleased to announce this partnership with Doug and his team at Atlantic Capital. Atlanta is a strategically important market for us, and this attractive, in-market transaction significantly expands our market share in one of the fastest growing cities in the country,” said John C. Corbett, Chief Executive Officer of SouthState. “Additionally, Atlantic Capital provides a high-growth Fintech and Payments platform and a seasoned team of Atlanta bankers with a proven record of success.”

Douglas L. Williams, President and CEO of Atlantic Capital, said, ”This partnership with SouthState enhances our purpose to fuel prosperity for our shareholders, clients, and teammates. SouthState’s larger capital base and broader range of capabilities will strengthen our client relationships and expand our new business opportunities. Our companies are tightly aligned culturally; we operate on the same core banking and treasury management platforms, and our credit and risk management philosophies and processes are similar.”

Subject to the terms of the merger agreement, Atlantic Capital shareholders will receive 0.36 shares of SouthState common stock for each outstanding share of Atlantic Capital common stock.  Based on SouthState’s stock price of $73.42 as of July 22, 2021, this equates to a per share value of $26.43 and an aggregate transaction value of $542 million. Additionally, two Atlantic Capital directors will join both the Company board and the SouthState Bank board.

The transaction is expected to result in 3% EPS accretion on a fully phased in basis and minimal tangible book value dilution, which is expected to be earned back in two years.

The merger agreement has been unanimously approved by the board of directors of Atlantic Capital and SouthState.  Completion of the merger is subject to customary closing conditions, including receipt of required regulatory approvals and the approval by shareholders of Atlantic Capital.  The transaction is expected to close in the first quarter of 2022.

Raymond James & Associates, Inc. served as exclusive financial advisor and Davis Polk & Wardwell LLP served as legal counsel to SouthState in the transaction.  J.P. Morgan Securities LLC served as exclusive financial advisor and Sullivan & Cromwell LLP and Troutman Pepper Hamilton Sanders LLP served as legal counsel to Atlantic Capital in the transaction.

Joint Investor Conference Call

SouthState and Atlantic Capital will host a conference call to discuss the transaction and second quarter 2021 earnings results at 8:00 a.m. Eastern Time today.  To listen to the live call, please dial 877-506-9272 within the U.S. and 412-380-2004 for all other locations and enter the participant code 10158736.  The live webcast, along with the related presentation, will be available on the Investor Relations section of each company’s website at http://www.southstatebank.com/ and https://www.atlanticcapitalbank.com/.  An audio replay is expected to be available the evening of July 23, 2021. To access the replay, dial 877-344-7529 and use conference number 10158736. International callers should dial 412-317-0088 and enter the same conference number.

As a result of today's merger announcement, both companies have cancelled their previously scheduled second quarter 2021 earnings conference calls.

About SouthState Corporation

SouthState Corporation (NASDAQ: SSB) is a financial services company headquartered in Winter Haven, Florida. SouthState Bank, N.A., the Company’s nationally chartered bank subsidiary, provides consumer, commercial, mortgage and wealth management solutions to more than one million customers throughout Florida, Alabama, Georgia, the Carolinas and Virginia.  The Bank also serves clients coast to coast through its correspondent banking division.  Additional information is available at SouthStateBank.com.

About Atlantic Capital Bancshares, Inc.

Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) with assets of $3.8 billion, is a publicly-traded bank holding company headquartered in Atlanta, Georgia. Atlantic Capital is a 2019 and 2020 Best Places to Work and Best Banks to Work For recipient. Atlantic Capital offers commercial and not-for-profit banking services, specialty corporate financial services, private banking services and commercial real estate finance solutions to privately held companies and individuals in the Atlanta area, as well as specialized financial services for select clients nationally.

###

Cautionary Statement Regarding Forward Looking Statements

Statements included in this communication, which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements about the benefits of the proposed merger of SouthState and Atlantic Capital, including future financial and operating results (including the anticipated impact of the transaction on SouthState’s and Atlantic Capital’s respective earnings and tangible book value), statements related to the expected timing of the completion of the merger, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology.  All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of SouthState or Atlantic Capital to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: (1) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized; (2) disruption to the parties’ businesses as a result of the announcement and pendency of the merger; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (4) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; (5) the failure to obtain the necessary approvals by the shareholders of South State or Atlantic Capital; (6) the amount of the costs, fees, expenses and charges related to the merger; (7) the ability by each of SouthState and Atlantic Capital to obtain required governmental approvals of the merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); (8) reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the merger; (9) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger; (10) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (11) the dilution caused by South State’s issuance of additional shares of its common stock in the merger; (12) general competitive, economic, political and market conditions, and (13) other factors that may affect future results of Atlantic Capital and SouthState including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Board of Governors of the Federal Reserve System and Office of the Comptroller of the Currency and legislative and regulatory actions and reforms.

Additional factors which could affect future results of SouthState and Atlantic Capital can be found in SouthState’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and Atlantic Capital’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. SouthState and Atlantic Capital disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Important Information About the Merger and Where to Find It

SouthState intends to file a registration statement on Form S-4 with the SEC to register the shares of SouthState’s common stock that will be issued to Atlantic Capital’s shareholders in connection with the transaction. The registration statement will include a proxy statement of Atlantic Capital that also constitutes a prospectus of SouthState. The definitive proxy statement/prospectus will be sent to the shareholders of Atlantic Capital in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by SouthState or Atlantic Capital through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of South State or Atlantic Capital at:

South State Corporation	Atlantic Capital Bancshares, Inc.
1101 First Street South	945 East Paces Ferry Road NE
Winter Haven, Florida 33800	Atlanta, Georgia 30326
Attention: Investor Relations	Attention: Investor Relations
(863) 293-4710	(404) 995-6050

Before making any voting or investment decision, investors and security holders of SouthState and Atlantic Capital are urged to read carefully the entire registration statement and proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.

Participants in the Solicitation

SouthState, Atlantic Capital, and certain of their respective directors and executive officers may be deemed participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of SouthState can be found in SouthState's definitive proxy statement in connection with its 2021 annual meeting of shareholders, as filed with the SEC on March 8, 2021, and other documents subsequently filed by SouthState with the SEC. Information about the directors and executive officers of Atlantic Capital can be found in Atlantic Capital's definitive proxy statement in connection with its 2021 annual meeting of shareholders, as filed with the SEC on April 9, 2021, and other documents subsequently filed by Atlantic Capital with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available.